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                                                                EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-05155, 333-07561, 333-07563, 333-07565,
333-53769 and 333-53777) and Forms S-3 (Nos. 333-43485, 333-63301, 333-62589 and
333-56531) of Sapient Corporation of our report dated March 20, 1998 on the financial statements of Studio Archetype, Inc. as of and for the year ended December 31, 1997, which is included in this Current Report on Form 8-K/A dated November 4, 1998.


PricewaterhouseCoopers LLP
San Jose, California
November 4, 1998